EXHIBIT 1

                             JOINT FILING AGREEMENT

          We, the signatories of the statement on Schedule 13D to which this

Agreement is attached, hereby agree that such statement is, and any amendments thereto filed by any of us will be, filed on behalf of each of us.


                               KKR ASSOCIATES



                               By: /s/ Henry R. Kravis
                                  Name:   Henry R. Kravis
                                  Title:  General Partner


                               WHITEHALL ASSOCIATES, L.P.

                               By KKR Associates
                               General Partner



                               By: /s/ Henry R. Kravis
                                  Name:   Henry R. Kravis
                                  Title:  General Partner

                               BORDEN ACQUISITION CORP.



                               By: /s/ Scott M. Stuart
                                  Name:   Scott M. Stuart
                                  Title:  President







Dated:  September 30, 1994